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                                                                  Exhibit 10.121

PAGE 1

                                           FEBRUARY 4, 2004

Majors & Majors (Broker)                   Sadkin-Brewer No. 2
Attn: Jerry Reese                          Limited Partnership (Seller)
4100 Spring Valley Road, Suite 316         5220 McKinney Avenue, Suite 301
Dallas, Texas 75244                        Dallas, Texas 75205
(972) 387-8400                             (214) 521-7707

     RE:   BLUEBONNET PARC SHOPPING CENTER
           BATON ROUGE, LA.

Dear Mr. Reese:

     This letter ("Letter Agreement") represents this corporation's offer to purchase the Bluebonnet Parc Shopping Center (the "Property") consisting of approximately 135,289 net rentable square feet, situated on approximately 17 acres of land, located on Ring Road at the Mall of Louisiana, Baton Rouge, Louisiana, more particularly described on Exhibit B attached hereto.

   The above property shall include all the land and buildings and common facilities, as well as all of Seller's right title and interest in and to all intangible rights relating to the property. Seller represents and warrants that it does not own tangible personal property in connection with the shopping center, nor does it store any on site.

   This corporation or its nominee will consummate this transaction on the following basis:

   1. The total purchase price shall be $22,000,000.00 all cash, plus or minus prorations, with NO MORTGAGE CONTINGENCIES, to be paid at CLOSING 30 BUSINESS DAYS following the acceptance of this agreement (see Paragraph
        10).

   2. Seller represents and warrants (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the above referenced property is leased to the tenants described on Exhibit A on leases covering the building and all of the land, parking areas, reciprocal easements and REA agreements (if any), for the entire terms and option periods contained in such leases. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions.

   3. Seller warrants and represents that Seller has received no written notice that the property is not free of violations or that the property is not in full compliance with Federal, State, City, and County ordinances, environmental laws and concerns, and (TO THE BEST OF SELLER'S KNOWLEDGE) the interior and exterior structures are in a good state of repair, free of leaks and structural problems, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend (EXCEPT SUCH EXTENSIONS PROVIDED IN THE LEASES), nor is there any contemplated condemnation of any part of the property, except for the 1-10 taking, a taking of the connector road, ring road, or an enforcement of the drainage servitude behind the Best Buy premises, nor are there any current or contemplated assessments.

   4. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that during the term of the leases the tenants and guarantors are responsible for and pay all operating expenses relating to the property on a prorata basis, including but not limited to, real estate taxes, REA

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PAGE 2

        agreements, utilities, insurance, all common area maintenance, parking lot and the building, etc., only as set forth in the Leases.

        Prior to closing, Seller shall not enter into or extend any agreements without Purchaser's approval and any contract presently in existence not accepted by Purchaser shall be terminated by Seller at Closing, but not before. Any work presently in progress on the property shall be completed by Seller prior to closing or, at Purchaser's option, Seller may credit Purchaser in cash with an amount required to finish said work.

   5. Ten (10) days prior to closing Seller shall furnish Purchaser with estoppel letters acceptable to Purchaser from all tenants, guarantors, and parties to reciprocal and/or operating easement agreements, if applicable.

   6. Seller is responsible for payment of any LEASING BROKERAGE FEES or commissions which are due any leasing brokers for the existing leases stated above or for the renewal of same.

   7. This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants and guarantors in the form and coverage acceptable to Purchaser for the closing.

   8. Seller shall supply to Purchaser 10 days from the date of full execution of this Letter Agreement a copy of Seller's existing environmental report.

   9. The above sale of the real estate shall be consummated by conveyance of an act of cash sale in the form attached as Exhibit C from Seller to Purchaser's designee, with the Seller paying any city, state, or county transfer taxes for the closing, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow.

   10. The closing shall occur through Chicago Title & Trust Company ("Chicago Title"), in Chicago, Illinois with Nancy Castro as Escrowee, 30 business days following acceptance of this agreement, at which time title to the above property shall be merchantable; i.e., free and clear of all liens, encroachments and encumbrances (other than the Deed Exceptions and those approved by Purchaser), and an ALTA form B owner's title policy with complete extended coverage and required endorsements, waiving off all construction (Private Works Act) liens, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, paid by Purchaser, shall be issued, with all warranties and representations being true now and at closing, and each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with a proration of real estate taxes (all as set forth in the Addendum attached hereto) with a later reproration of taxes when the actual bills are received. At closing, no credit will be given to Seller for any past due, unpaid or delinquent rents.

        Notwithstanding anything contained herein to the contrary, the Act of Cash Sale shall contain (i) the Deed Exceptions as more particularly described in Exhibit D attached hereto and made a part hereof for all purposes ("Deed Exceptions") and (ii) any additional Permitted Exceptions not contained within such Deed Exceptions.

   11. This offer is subject to Purchaser receiving, prior to closing, an appraisal of the property acceptable to Purchaser or Purchaser's lender, if any, at Purchaser's cost.

   12. Neither Seller (Landlord) or any tenant and guarantor shall be in default on any lease or agreement at closing, nor is there any threatened or pending litigation of which Seller has received notice.

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PAGE 3

   13. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received from any and all contractors and sub-contractors pertaining to the property. This offer is subject to Purchaser's satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future.

   14. Seller shall be responsible for payment of a real estate brokerage commission, as per their agreement to Majors & Majors. Said commission shall be paid through the closing escrow.

   15. Fifteen (15) days prior to closing, Seller shall provide a current Urban ALTA/ACSM spotted survey in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities and acceptable to Purchaser and the title company.

   This offer is, of course, predicated upon the Purchaser's review and written approval during the Feasibility Period (defined in the Addendum attached hereto) of the existing leases, new leases, lease modifications (if any), all tenant correspondence, REA agreements, tenants' and guarantors' financial statements, sales figures, representations of income and expenses made by Seller, site inspection, environmental, appraisal, and Seller executing and delivering a letter addressed to Purchaser's auditors in the form of Exhibit E attached hereto in order to facilitate a post closing audit. Seller agrees to cooperate, at no expense to Seller, with Purchaser and Purchaser's auditors in the conduct of such audit.

   If this offer is acceptable, please the original of this letter and initial each page, keeping copies for your files and returning the original to me by February 4, 2004.

                                          Sincerely,

ACCEPTED: Sadkin-Brewer                   INLAND REAL ESTATE ACQUISITIONS, INC.
No.2, Limited Partnership                 or nominee
By: GSDB No. 2, Inc., its general partner

By:    /s/ David J. Brewer
      -------------------------      /s/ Steven D. Sanders
Name:  David J. Brewer
Title: President                     Steven D. Sanders
Date:  February 4, 2004              Sr. Vice President
      -------------------------

                                     G. Joseph Cosenza
                                     Vice Chairman

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                                    EXHIBIT A

BLUEDONNET PARO
RATON NOUGE, LOUISIANA

                                          PRIMARY                                  ANNUAL        LEASE        LEASE
ADDRESS           TENANT      SIZE/B.F.   TERM/YRS     YEARS         RENTED         RENT       CONVEYANCE     EXPIR       OPTIONS
------------  --------------  ---------  ---------  ------------  -----------  --------------  -----------  ----------- ------------
    5913      Best Buy          45,439       15         1-5          $  13.00      690,408.00   1/23/02      1/31/17    Three, 5 yr.
              Company                                   6-10         $  13.50      813,113.00
                                                        11-15        $  14.25      847,178.00
                                                      0, 18-20       $  15.25      612,894.84
                                                      0, 21-25       $  16.25      723,000.94
                                                      0, 28-30       $  17.25      783,420.00

[ILLEGIBLE]   Linen 'n Things   32,413       11         1-6          $  11.50      572,807.00  [ILLEGIBLE]   1/11/14    Three, 5 yr.
                                                        7-11         $  12.50      484,758.00
                                                      0, 12-16       $  13.50      487,130.00
                                                      0, 17-21       $  14.50      488,110.00
                                                      0, 22-28       $  15.16     [ILLEGIBLE]

  5916 C-3    Lifeway            9,181       10         1-5          $  16.50     [ILLEGIBLE]   10/00/02     12/31/12   Two, 5 yr.
              Christian                                 6-10         $  17.05      158,195.05
              Bookstore                               0, 11-15       $  18.75      171,800.30
                                                      0, 18-20       $  20.82     [ILLEGIBLE]


  5916 C-2    The Mens           4,873       11         1-5          $  20.00       91,490.00   10/13/02    [ILLEGIBLE] Two, 5 yr.
              Wearhouse,Inc.                            7-11         $  21.00      104,423.00
                                                      0, 12-16       $  22.00      108,490.00
                                                      0, 17-21       $  25.00      114,379.00

  5913 C-1    David's Bridal     9,088       19         1-5          $  16.00      158,968.00   10/1/02      10/1/10    Two, 5 yr.
                                                        6-10         $  17.00      178,000.00
                                                      0, 11-15       $  18.38      183,000.00
                                                      0, 18-20       $  21.30      213,000.00

    5910      Cost Plan         14,380       11         1-5          $  14.00      258,200.00   12/11/02     1/31/13    Three, 5 yr.
                              --------                  7-11         $  14.50      215,250.00
                                                      0, 12-16       $  15.50     [ILLEGIBLE]
                                                      0, 17-21       $  16.50      801,950.00
                                                      0, 22-28       $  17.50  $   320,250.00
                                                                               --------------
TOTALS                         120,222                                           1,820,438.10

                                    ADDENDUM

     THIS ADDENDUM is attached to and made a part of that certain Letter Agreement (the "Letter Agreement") dated February 4, 2004 prepared and delivered by Inland Real Estate Acquisitions, Inc. (the "Purchaser") and addressed to Sadkin-Brewer No. 2 Limited Partnership (the "Seller").

                                    RECITALS:

     A. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed thereto in the Letter Agreement. The Letter Agreement together with this Addendum shall be collectively referred to as the "Purchase Agreement".

     B. In the event of a conflict between the terms and conditions of the Letter Agreement and the terms and conditions of this Addendum, the terms and conditions of this Addendum shall control.

     NOW THEREFORE, in consideration of the mutual terms, provisions, covenants, and agreements set forth within the Letter Agreement and this Addendum, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Purchaser and Seller agree as follows:

   1. DEPOSIT. Within ten (10) days from the date hereof, Purchaser shall deposit the sum of $100,000 (the "Deposit") into a joint order escrow with Chicago Title. The Deposit shall not be earnest money.

      Unless otherwise provided for herein, if the transaction contemplated hereby is not consummated by reason of Purchaser's breach or other failure to timely perform all obligations and conditions to be performed by Purchaser, Seller may, as Seller's sole and exclusive remedy, terminate this Purchase Agreement and receive the Deposit as liquidated damages; Purchaser and Seller hereby agree that actual damages would be difficult or impossible to ascertain and such amount is a reasonable estimate of the damages for such breach or failure and Purchaser shall immediately execute whatever release (if any) is required by Chicago Title. If the transaction contemplated hereby is not consummated by reason of Seller's breach or other failure to timely perform all obligations and conditions to be performed by Seller, Purchaser may, as its sole and exclusive remedy, either (i) enforce specific performance of Seller's obligations hereunder, subject to title objections which Seller has no obligation to cure or correct, or (ii) terminate this Purchase Agreement and receive the Deposit.

  2.  TITLE AND SURVEY. Within five (5) business days of Purchaser's receipt of
(i) a commitment for an ALTA Owners Title Insurance Policy for the Property in conformity with paragraph 10 of the Letter Agreement (the "Title Commitment") together with legible copies of any and all title exception documents referenced therein; and (ii) the Survey required to be delivered by Seller pursuant to paragraph 15 of the Letter Agreement (the "Survey"), Purchaser may deliver to Seller a notice (the "Title and Survey Notice") identifying any matters referenced in or shown on the Title Commitment and/or the Survey (including, without limitation, the Deed Exceptions) that are not acceptable to Purchaser in its sole and absolute discretion (the

"Title/Survey Objections"). All other matters shown and referenced thereon and therein shall be deemed "Permitted Exceptions".

      If Purchaser shall deliver a Title and Survey Notice to Seller in accordance with the foregoing, Seller shall, within five (5) days after receipt of such notice, notify Purchaser in writing whether Seller intends to cause any Title/Survey Objections to be removed, obtain affirmative title insurance acceptable to Purchaser with respect thereto, or take no further action. In the event Seller elects to take no further action, Purchaser may elect to either terminate the Purchase Agreement and receive a return of the Deposit or waive the Title/Survey Objections whereupon they shall be deemed Permitted Exceptions.

  Notwithstanding the foregoing, Seller shall be obligated to remove any Title/Survey Objections relating to mortgages or monetary liens incurred or assumed by Seller that can be satisfied solely by the payment of money.

   3. FEASIBILITY PERIOD. The "Feasibility Period" shall commence on the date the Purchase Agreement is accepted by Seller and end at 5:00 p.m. Central Time on that date which is thirty (30) days later. If for any reason whatsoever, or no reason at all, Purchaser, in its sole and absolute discretion, is not satisfied with the Property, the condition of title thereto, or the Submission Matters (defined below), then Purchaser may elect, at its option, to terminate this Purchase Agreement by delivering notice of termination to Seller prior to the expiration of the Feasibility Period.

   4. PURCHASER'S INSPECTION. At all times after the date of this Purchase Agreement, Purchaser and its consultants, contractors, attorneys, advisers, employees, directors, officers, lenders and prospective lenders, appraisers, agents and representatives (collectively, the "Purchaser Parties") shall have the right to enter upon the Property and to inspect, test, investigate and survey: (i) the Property, (ii) all of Seller's financial records pertaining to the operation of the Property, (iii) photocopies of all leases and contracts in the possession of Seller, and (iv) other files and records in Seller's possession or control other than attorney-client privileged information and information dealing with potential sales, and Seller's evaluations of the economics or value of the Property. The foregoing may be done at any reasonable time during ordinary business hours upon not less than twenty-four (24) hours prior notice to Seller, at Purchaser's sole cost and in a manner not disruptive to tenants or the operation of the Property. Notwithstanding the foregoing, Purchaser must obtain Seller's prior written approval (not to be unreasonably withheld) of the scope and method of any third party inspection, testing or investigation of the Property (other than a Phase I environmental inspection and customary physical inspection) including, but without limitation, any invasive testing, any inspection which would involve taking subsurface borings or related investigations or any inspection which would materially alter the physical condition of the Property. Seller and its representatives, agents, and/or contractors shall have the right to be present during any testing, investigation, or inspection of the Property. In no event shall Purchaser or any of its agents, representatives or independent contractors contact any tenant at the Property directly without prior notice to Seller.

      All information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of Purchaser's review, including, without limitation, any environmental assessment, property condition investigation or audit shall be treated as confidential information by Purchaser provided, however, Purchaser may disclose such information to the Purchaser Parties in connection with this transaction and Purchaser shall instruct the Purchaser Parties as to the confidentiality of all such information. In the event that this transaction is not closed for any reason, then Purchaser shall maintain the confidentiality of such information, shall require the Purchaser Parties not to disclose any such information to any other party, except as may be required by law or judicial order, and shall, upon Seller's written request, return all information provided by Seller.

      Purchaser shall restore the Property to its condition existing immediately prior to Purchaser's inspection, testing, investigation and survey thereof, and Purchaser shall be liable for all damage or injury to any person or property resulting from, relating to or arising out of any such inspection, testing, investigation or survey, whether occasioned by the acts or Purchaser or any of its employees, agents, representatives or contractors, except for any liability arising out of the discovery of pre-existing conditions on the Property, and Purchaser shall indemnify, defend and hold harmless Seller and its agents, employees, officers, directors, and affiliates from any liability resulting therefrom. This indemnification by Purchaser shall survive the Closing or the termination of this Purchase Agreement, as applicable, for a period of one year.

   5. DUE DILIGENCE DELIVERIES. Seller shall deliver to Purchaser within five
(5) business days after the execution of this Purchase Agreement, copies of the following (the "SUBMISSION MATTERS"), to the extent (and only to the extent) that such items are in Seller's actual possession or the possession of its management company or any affiliate thereof:

      (a) copies of the leases (and all amendments thereto) affecting the Property;

      (b) a copy of its landscaping contract;

      (c) all licenses and permits with respect to the ownership and operation of the Property, including, but not limited to, building permits and certificates of occupancy;

      (d) to the extent in Seller's possession, all warranties and guaranties relating to the Property;

      (e) operating statement for the year 2003;

      (f) a copy of the wetlands mitigation information;

      (g) Seller's existing survey;

      (h) written notices pertaining to any pending or threatened condemnation action; and

      (i) those additional items listed on the due diligence list attached hereto as Schedule I.

      Any failure of Seller to timely deliver any of the Submission Matters shall extend the Feasibility Period beyond the period prescribed in this Purchase Agreement for a number of days equal to the delay in Seller's delivery, not to exceed thirty (30) days.

      EXCEPT WITH RESPECT TO ITEMS (A) AND (E) SET FORTH ABOVE, AND SCHEDULE I ITEMS A(1), A(2), A(5), AND A(10)(C) AND (D), SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THE SUBMISSION MATTERS OR THE SOURCE THEREOF OR THAT THE SUBMISSION MATTERS CONSTITUTE ALL RECORDS REGARDING THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES THAT SELLER HAS NOT WARRANTED, AND DOES NOT HEREBY WARRANT, THAT THE PROPERTY NOW OR IN THE FUTURE WILL MEET OR COMPLY WITH THE REQUIREMENTS OF ANY SAFETY CODE, ENVIRONMENTAL LAW OR REGULATION OF THE STATE OF LOUISIANA, EAST BATON ROUGE PARISH OR THE CITY OF BATON ROUGE, OR ANY OTHER AUTHORITY OR JURISDICTION.

   6. CLOSING. At Closing, Seller shall execute and deliver and Purchaser shall execute and acknowledge (a) an Assignment and Assumption Agreement in the form of Exhibit F attached hereto, and (b) an Assignment and Assumption of Leases in the form of Exhibit G attached hereto.

   7. DISCLAIMERS. Except as expressly provided in this Purchase Agreement, Seller has made no representation, warranty or guaranty, express or implied, oral or written, past, present or future, of, as to, or including: (i) the condition or state of repair of the Property, including, without limitation, any hazardous materials (which includes all substances listed as such by applicable law, all pollutants or asbestos and naturally-occurring but harmful substances such as methane or radon) on, in, under, above, upon or in the vicinity of the Property; (ii) the quality, nature, adequacy, and physical condition of the Property, including but not limited to, the structural elements, environmental issues, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, plumbing, sewage and utility systems and facilities;
(iii) the quality, nature, adequacy and physical condition of soils and geology and the existence of ground water, (iv) the existence, quality, nature, adequacy and physical conditions of utilities serving the Property; (v) the development potential of the Property, its habitability, merchantability, or the fitness, suitability or adequacy of Property for any particular purpose; (vi) the zoning or other legal status of the Property; (vii) the Property or its operations' compliance with any applicable codes, laws, regulations, statues, ordinances, covenants, conditions, and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (viii) the quality of any labor and materials. Seller and Purchaser agree that this provision shall survive the execution of this agreement and the closing of the sale of the Property.

      Purchaser hereby expressly waives and denounces, any and all rights in redhibition pursuant to Louisianan Civil Code Article 2520, et seq., the warranty imposed by Louisiana Civil Code Article 2475(except with respect to title), and its ability to rescind the sale of the Property or seek a reduction in the Purchase Price for any reason whatsoever, and Purchaser hereby releases Seller from any and all liability whatsoever in connection therewith. All implied warranties with respect to the condition of the Property, including those related fitness for a particular purpose, will be, and are hereby disclaimed by Seller in any controversy, claim, demand, or litigation arising from or in connection with the Property. The Act of Cash Sale shall contain "as is" language. Purchaser hereby acknowledges that the foregoing provisions have been brought to the attention of Purchaser with and to the terms of these provisions are an integral part of this sale, without which this sale would not have been entered into by Seller, and the Purchase Price reflects and takes into consideration these provisions.

     8.   CLOSING CREDITS AND PRORATIONS. At closing:

          (a) Purchase and Seller shall prorate real estate taxes for the year of the Closing using the amount due for the year immediately preceding the Closing (or for the year of Closing, if available). Purchaser shall receive a credit in the amount of such real estate taxes less the amount payable by tenants that, pursuant to their leases, are required to pay the landlord their prorata share annually upon presentment of the real estate tax bill. Purchaser shall not receive a credit for real estate taxes paid to the Seller as landlord by tenants required to pay a monthly estimate of their prorata share of real estate taxes. However, in the event that Purchaser determines that the monthly amount paid by any such tenant (s) exceeds their proportionate share after reconciling each tenants account for the year of the Closing, Seller shall immediately pay Purchaser such overpayment upon receipt of Purchasers reconciliation statement. Real estate taxes are subject to reproration between Purchaser and Seller upon receipt of the real estate tax bill for the year of the Closing and each party agrees to make immediate payment to the party owed any reprorated amount; provided, however, if any amount is owed by Seller, Purchaser shall have first made a written demand upon any tenant which may be liable under its lease for such amount; and

          (b) Seller shall credit Purchaser all amounts collected from tenants under the leases for insurance and common area charges and expenses, minus the actual amount of charges and expenses expended by Seller for the period prior to closing.

       9. ESCROW DEPOSITS. At closing, Seller shall deposit, with Chicago Title, the following:

          (a)  An amount (the "Leasing Deposit") equal to:

               (i) $16.00 per square foot plus actual annual triple net charges (to be reasonably determined by Seller and Purchaser at Closing) multiplied by 1.5 with respect to that certain vacant space (the "Brook Mays Space") which it is currently anticipated Brooks Mays shall lease aggregating 8,000 square feet, (which amount may be adjusted before or after Closing based upon actual measurement); and

               (ii) $215,565.00 representing $20.53 per square foot for a certain 7,000 square foot vacant space at the property computed on the basis of 18 months.

          (b)  An amount (the "TI/Leasing Deposit") equal to:

               (i) $126,000.00 representing $18.00 per square foot for the 7,000 square foot vacant space at the Property; and

               (ii) all amounts due any party for tenant improvements or leasing commissions pursuant to an executed lease and leasing agreement pertaining to the Brook Mays Space or, alternatively, if no lease is executed prior to closing with respect thereto, an amount equal to $18.00 per square foot for the 8,000 square foot Brook Mays Space.

               The Brook Mays Space and the 7,000 square foot vacant space referenced above are hereinafter collectively referred to as the "Vacant Space".

               The Leasing Deposit shall be held in escrow by Chicago Title subject to the terms and condition of this Agreement and shall be disbursed as hereinafter provided. Commencing on the day of closing, and continuing on the first day of each calendar month thereafter for eighteen (18) months from the Closing Date, Purchaser shall be entitled to receive from the Leasing Deposit, an amount equal to one eighteenth (1/18) of the initial balance of the Leasing Deposit, which monthly payment shall continue until the earlier of (x) the date the Leasing Deposit has been disbursed in full or (y) with respect to any portion of the Vacant Space, the date that that portion of the Vacant Space has been leased, all leasing commissions and tenant improvements costs and expenses incurred in connection therewith have been paid in full, the tenant has occupied the space, is open for business, has commenced regularly scheduled monthly rent payments, and a certificate of occupancy has been issued (with respect to each Vacant Space the "Lease Up Event"). At such time as the Lease Up Event has occurred with respect to a particular space and Purchaser has received all requisite payments due hereunder, the balance of the Leasing Deposit, if any, with respect to such space, shall be released to Seller.

               The TI/Leasing Commission Deposit shall be held in escrow by Chicago Title subject to the terms and conditions of this Purchase Agreement and shall be disbursed as hereinafter provided. In the event that a lease is entered into for any Vacant Space of the Property, then the leasing commissions and tenant improvement costs payable with respect to such lease shall be disbursed from the TI/Leasing Commission Deposit to the party entitled to receive payment of the same; provided, however, (x) disbursements from the TI/Leasing Deposit with respect to tenant improvements costs shall be limited to the rate of $15.00 per square foot in any one Vacant Space, unless otherwise approved by Purchaser, and (y) disbursements from the TI/Leasing Commission Deposit with respect to leasing commissions shall be limited to the rate of $3.00 per square foot in any one Vacant Space, unless otherwise approved by Purchaser. In the event that there are any sums remaining in the TI Leasing Deposit on the date which is 18 months from the Closing Date, then such sums shall be remitted to Purchaser.

          This Section shall survive the Closing.

     10.  MISCELLANEOUS.

          (a) This Purchase Agreement shall be construed under and in accordance with the laws of the State of Louisiana, and all obligations of the parties created hereunder are performable in East Baton Rouge Parish, Louisiana.

          (b) This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. Purchaser shall be permitted to assign this Purchase Agreement.

          (c) In case any one or more of the provisions contained in this Purchase Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Purchase Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there shall be automatically added to this Purchase Agreement a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          (d) This Purchase Agreement constitutes the sole and only agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter hereof and cannot be changed except by their written consent.

          (e)  Time is of the essence with this Purchase Agreement.

          (f) Contemporaneously with the execution and delivery of this Purchase Agreement, Purchaser has delivered to Seller and Seller hereby acknowledges the receipt of a check in the amount of One Hundred Dollars ($100.00) ("INDEPENDENT CONTRACT CONSIDERATION"), which amount the parties bargained for and agreed to as consideration for the Feasibility Period and right to inspect the Property granted to Purchaser pursuant to this Purchase Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Purchase Agreement, is nonrefundable, and it is fully earned and shall be retained by Seller notwithstanding any other provision of this Purchase Agreement.

          (g) Purchaser hereby acknowledges and certifies that it has been advised that wastewater collection and treatment is to be provided by a private wastewater company and that the City of Baton Rouge, Parish of East Baton Rouge, Louisiana is not responsible or liable for any maintenance, operation, sewerage backups, blockages or power outages or any otter wastewater system failure and that Purchaser shall advise its transferee of such system. This statement is made to comply with Unified Development Code Title 7
               Section 14.3(B)(5)(H).

          (h) At closing, Seller shall deliver to Purchaser notices to tenants (the "Tenant Letters") in a form reasonably acceptable to Purchaser and Seller and executed by Seller. Purchaser hereby expressly agrees, confirms and acknowledges that Purchaser shall immediately after Closing deliver the Tenant Letters to the respective tenants.

          (i) Purchaser hereby acknowledges it is (or may be) the intention of Seller to complete a deferred exchange and qualify for treatment under Internal Revenue Code Section 1031. This exchange shall not delay the Closing or cause any additional expense to Purchaser. Seller's rights and obligations under this Purchase Agreement may be assigned (without relieving Seller of any of its obligations hereunder) to a Qualified Intermediary (as defined in IRS Regulation 1.1031 (k)-l) of Seller's choice for the purpose of completing the exchange. Purchaser agrees to reasonably cooperate with Seller and the Qualified Intermediary in a manner reasonably necessary to complete this exchange.

     11.  ADDITIONAL REPRESENTATIONS OF SELLER AND PURCHASER.

          (a) Seller and Purchaser, respectively, are duly organized, validly existing and in good standing under the laws of the state of their respective organization and has full legal right, power and authority to own and hold its properties and carry on its business as presently conducted and to execute and deliver this Agreement, and all other documents necessary or advisable to consummate the transactions contemplated hereby and thereby and to perform its obligations and agreements hereunder and thereunder.

          (b) The execution, delivery and performance by Seller and Purchaser of this Agreement, and all other documents necessary or advisable to consummate the transactions contemplated hereby and thereby have been duly authorized by all necessary partnership or corporate action and do not violate any provision of any law, rule or regulation or the articles of incorporation or bylaws of Seller or Purchaser.

          (c) Execution and Delivery and Binding Effect. This Agreement and all other documents necessary or advisable to consummate the transactions contemplated hereby and thereby have been, or at the Closing will be, duly executed and delivered by Seller and Purchaser. This Agreement constitutes, and upon execution by Seller and Purchaser, the Act of Sale and all other documents necessary or advisable to consummate the transactions contemplated thereby, will constitute the legal, valid and binding obligations of Seller and Purchaser, as applicable, enforceable in accordance with their respective terms.

          (d) No Authorization Required. No authorization, consent, approval, license or exemption of or filing or registration with any court or governmental department, commission, board, bureau, or agency of the State in which the Property is located, or the United States, and no further consent or approval including, but not limited to, any consent or approval of the shareholders, directors, officers, or partners of Seller or Purchaser is necessary for the valid execution and delivery by Seller and Purchaser of this Agreement, the Act of Sale and all other documents necessary or advisable to consummate the transactions contemplated hereby and thereby, or the valid performance by Seller and Purchaser of its respective obligations under this Agreement, the Act of Sale and all other documents necessary or advisable to consummate the transactions contemplated hereby and thereby.

          (e) Survival. Unless specifically set forth in this Contract, all of Seller's representations, warranties, covenants and indemnities (unless sooner terminated pursuant to the terms of this Contract), whether created in this Contract or in the documents to be executed by Seller at Closing, shall terminate and be of no further force and effect one (1) year following the date of Closing.

               If, prior to Closing, Purchaser becomes aware, to its actual knowledge, without any duty of inquiry, that any of the representations or warranties of Seller is untrue, Purchaser shall immediately notify Seller, whereupon Purchaser may, at any time up to and including the date of Closing, either (i) accept any remedy or cure of Seller; (ii) waive its objections and proceed to Closing; or (iii) terminate this Purchase Agreement and receive a refund of the Deposit as Purchaser's sole and exclusive remedy, and neither party shall have any further rights or obligations hereunder.

       12. NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either: (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, or when sent by facsimile transmission, as evidenced by fax confirmation, whether or not actually received by the person to whom addressed; (b) on the third (3rd) business day after being sent, by certified or registered mail, postage prepaid, return receipt requested, addressed to the intended recipient at the address specified below; or (c) on the first (1st) business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express or United Parcel Service, addressed to such party at the address specified below. For purposes of this SECTION 12, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

               If to Seller:       David J. Brewer
                                   Sadkin-Brewer No. 2 Limited Partnership
                                   5220 McKinney Ave., Suite 301
                                   Dallas, Texas 75205
                                   Telephone: (214) 521-7707
                                   Facsimile: (214) 521-7745
               with a copy to:     John Goldstone, Esq.
                                   1304 Summit Street, Suite 108
                                   Austin, Texas  78741
                                   Telephone: (512) 707-3186
                                   Facsimile: (512) 707-3188

               If to Purchaser:    Inland Real Estate Acquisitions, Inc.
                                   Attn: Steven Sanders
                                   501 C. Manatee Avenue West
                                   Holmes Beach, Florida 34217
                                   Telephone: (941) 779-1000
                                   Facsimile: (941) 779-2000

               with a copy to:     The Inland Real Estate Group, Inc.
                                   Attn: Dennis K. Holland, Esq.
                                   2901 Butterfield Road
                                   Oak Brook, IL 60523
                                   Telephone: (630) 218-8000
                                   Facsimile: (630) 218-4900

     IN WITNESS WHEREOF, Purchaser and Seller have executed this Addendum as of the 4 day of February, 2004.


PURCHASER:                              INLAND REAL ESTATE ACQUISITIONS, INC.
                                        By:    /s/ Steven Sanders
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:   SR V.P.
                                               ---------------------------------


SELLER:                                 SADKIN-BREWER NO. 2, LIMITED
                                        PARTNERSHIP
                                        By:         GSDB No. 2, Inc.
                                              ----------------------------------
                                              its   general partner
                                                  ------------------------------
                                              By:     /s/ David J. Brewer
                                                 -------------------------------
                                              Name:   David J. Brewer
                                                    ----------------------------
                                              Title:  President
                                                    ----------------------------

                                   EXHIBIT A
                                (TO BE INSERTED)

                                    EXHIBIT B

                                LEGAL DESCRIPTION

A certain tract of land located in Section 58, T-7-S, R-1-E, Greensburg Land District, East Baton Rouge Parish, Louisiana, being more particularly described as follows:

Commencing from the northwest corner of Parcel No. 5-5-D-1 as shown on right of way map, State Project No. 450-10-08, Baton Rouge to Gonzales Highway (Junction Route I-12-Siegen Lane Sec.) by John W. Kellen, Jr., dated July 18, 1969, said point being the intersection of the southerly right of way of State Project No. 450-10-08 and a section line, which intersects the centerline of said project at Highway Survey Station 565+52.70, said point also being the Point of Beginning.

Thence proceed along said southerly right of way South 62 DEG.10'18" East a distance of 201.51 feet; thence continue South 58DEG.27'17" East a distance of 372.29 feet; thence continue South 53 DEG.33'14" East a distance of 446.84 feet; thence proceed South 28 DEG.26'10" West a distance of 1056.33 feet; thence proceed North 53 DEG.30'09" West a distance of 250.65 feet; thence proceed North 23 DEG.59'47" West a distance of 400.00 feet; thence proceed North 14 DEG.49'47" West a distance of 408.55 feet; thence proceed North 23 DEG.56'46" West a distance of 160.67 feet; thence proceed North 36 DEG.25'06" East a distance of 26.28 feet; thence proceed North 16 DEG.53'05" West a distance of 65.85 feet; thence proceed North 28 DEG.25'51" East a distance of
389.73 feet to the Point of Beginning.

All as shown on that certain Map Showing Boundary and Topographic Survey dated November 1, 1999, revised September 18, 2000 and last revised December 14, 2001 prepared by Michael B. Songy, Reg. No. 04609 of Chenevert, Songy Rodi Soderberg, a copy of which is attached to the act recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 106, Bundle 11299;

SAVE AND EXCEPT. PARCEL 8-2-A-1 as shown on the map of ABMD Incorporated entitled Picardy Avenue Interchange, City Parish Project No. 97-CS-HC-0016, State Project No. ###-##-####, F. A. P. No. NH-10-3(254)162 of record as Original 314 of Bundle 11436 of the Official Records in the Office of the Clerk and Recorder of Mortgages of East Baton Rouge Parish, Louisiana; said parcel having such measurements and/or dimensions as are depicted on the aforementioned map.

                                    EXHIBIT C

ACT OF CASH SALE                               UNITED STATES OF AMERICA

BY                                             PARISH OF EAST BATON ROUGE

SADKIN-BREWER NO. 2                            STAT OF LOUISIANA
LIMITED PARTNERSHIP

TO

_______________________________

     BE IT KNOWN that on the dates and at the places designated below, before the respective undersigned witnesses and notaries public, duly commissioned and qualified as such, personally came and appeared

     SADKIN-BREWER NO. 2 LIMITED PARTNERSHIP, a _______________________________
     whose principal office is located at ________________________, appearing herein by and through David Brewer, its _________________________, duly authorized pursuant to _______________________________________________
     (hereinafter referred to as "Seller"),

who did declare that Seller does, by these presents, sell, transfer and deliver without warranty of title, except as to the Seller's own acts and deeds, and with full subrogation to all of Seller's rights and actions of warranty of title which Seller has or may have against all previous owners and together with all of Seller's rights of prescription, both liberative and acquisitive, unto:

     [APPEARANCE CLAUSE FOR PURCHASER]

     (hereinafter referred to as "PURCHASER");

to have and to hold, unto for the benefit of Purchaser, and Purchaser's successors and assigns, the following described property:

     [LEGAL DESCRIPTION OF PROPERTY]

, together with all of Seller's right, title and interest in and to all buildings, improvements, easements, servitudes, appurtenances, rights, privileges belonging or appertaining to the property, including, but not limited to, all of Seller's right, title and interest in and to any land lying in the bed of any street, road or avenue, opened or proposed, adjoining the property.

     (hereinafter referred to as the "PROPERTY")

     The municipal address of the Property is _____________________________. This sale is made and accepted for and in consideration of the sum of ($)
DOLLARS cash in hand paid, the receipt and adequacy of which are acknowledged by Seller.

     Taxes for the year 2004 will be prorated as of the date of sale and paid.

     In accordance with La. R.S. 9:272l(B), from and after the date of this sale, (a) the name of the person responsible for all property taxes and assessments is Purchaser, and (b) all property taxes and assessment notices should be mailed to the following address: _____________________________________
___________________________.

     All parties signing this instrument have declared themselves to be of full legal capacity.

     All agreements and stipulations herein and all the obligations herein assumed shall inure to the benefit of and be binding upon the heirs, successors and assigns of the respective parties, and Purchaser, their heirs, successors and assigns, shall have and hold the Property in full ownership forever.

     The Property is conveyed subject to the matters set forth on Exhibit "A", attached hereto,

     The Property will be sold "as is, where is", with all faults, and except as expressly provided in this Agreement and the Purchase Agreement dated January _____, 2004 between Seller and Purchaser's assignor, without any warranties, express or implied, including but not limited to warranties of condition, fitness for a particular purpose or habitability. Purchaser acknowledges that, except as expressly provided herein and in the above described Purchase Agreement, Seller has made no representation, warranty or guaranty, express or implied, oral or written, past, present or future, of, as to, or including: (i) the condition or state of repair of the Property, including, without limitation, any hazardous materials (which includes all substances listed as such by applicable law, all pollutants or asbestos and naturally-occurring but harmful substances such as methane or radon) on, in, under, above, upon or in the vicinity of the Property; (ii) the quality, nature, adequacy, and physical condition of the Property, including but not limited to, the structural elements, environmental issues, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, plumbing, sewage and utility systems and facilities; (iii) the quality, nature, adequacy and physical condition of soils and geology and the existence of ground water, (iv) the existence, quality, nature, adequacy and physical conditions of utilities serving the Property; (v) the development potential of the Property, its habitability, or the fitness, suitability or adequacy of Property for any particular purpose;
(vi) the zoning or other legal status of the Property; (vii) the Property or its operations' compliance with any applicable codes, laws, regulations, statues, ordinances, covenants, conditions, and restrictions of any governmental or quasi-governmental entity or of any other person or entity; (viii) the quality of any labor and materials. Seller and Purchaser agree that this provision shall survive the execution of this agreement and the closing of the sale of the Property. Purchaser hereby expressly waives and denounces, any and all rights in redhibition pursuant to Louisianan Civil Code Article 2520, et seq., the warranty imposed by Louisiana Civil Code Article 2475(except with respect to title), and its ability to rescind the sale of the Property or seek a reduction in the Purchase Price for any reason whatsoever, and Purchaser hereby releases Seller from any and all liability whatsoever in connection therewith. All implied warranties with respect to the Property, including those related fitness for a particular purpose, will be, and are hereby disclaimed by Seller in any controversy, claim, demand, or litigation arising from or in connection with the Property. Purchaser hereby acknowledges that the foregoing provisions have been brought to the attention of Purchaser with and to the terms of these provisions are an integral part of this sale, without which this sale would not have been entered into by Seller, and the Purchase Price reflects and takes into consideration these provisions.

     Purchaser and Seller dispense with the production of any mortgage certificate, tax receipts or other certificates that may be required by law and the undersigned Notary is released from any responsibility or liability for not producing and/or attaching same. The undersigned Notary has not rendered, nor has he been requested to render, an opinion on the title to the Property transferred pursuant to this instrument; nor has the undersigned Notary made any warranty or representation as to the zoning of the Property.


                      --SIGNATURES ON THE FOLLOWING PAGE--

     This act has been passed in the Parish of East Baton Rouge, State of Louisiana on the __________ day of __________, 2004, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.

WITNESSES:                               SELLER:

----------------------------             SADKIN-BREWER NO. 2 LIMITED
                                         PARTNERSHIP
----------------------------
Printed Name of Witness                  By:
                                                ----------------------------
                                         Name:
                                                ----------------------------
                                         Title:
                                                ----------------------------
----------------------------

----------------------------
Printed Name of Witness

                       -----------------------------------
                                  Notary Public

                       -----------------------------------
                          Printed Name of Notary Public
                            My Commission is for Life

     This act has been passed in the Parish of East Baton Rouge, State of Louisiana on the __________ day of __________, 2004, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.

WITNESSES:                               PURCHASER:

----------------------------

----------------------------
Printed Name of Witness                  By:
                                                ----------------------------
                                         Name:
                                                ----------------------------
                                         Title:
                                                ----------------------------
----------------------------

----------------------------
Printed Name of Witness

                       -----------------------------------
                                  Notary Public

                       -----------------------------------
                          Printed Name of Notary Public
                            My Commission is for Life

                              EXHIBIT D TO CONTRACT
                                 DEED EXCEPTIONS

1. Act of Cash Sale into Seller recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 106, Bundle 11299.
2. Agreement between Eunice K. Sabatier et al and the Parish of East Baton Rouge/City of Baton Rouge, for drainage and drainage maintenance purposes, recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana on April 29, 1958 at Original 79, Bundle 4152, as shown on that certain Map Showing Boundary and Topographic Survey dated November 1, 1999, revised September 18, 2000 and last revised December 14, 2001 prepared by Michael B. Songy, Reg. No. 04609 of Chenevert Songy Rodi Soderberg, and attached to the act recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 106, Bundle 11299.
3. Drainage Easement created by instrument recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana on November 20, 1970 at COB 2143, Page 188, as shown on that certain Map Showing Boundary and Topographic Survey dated November 1, 1999, revised September 18, 2000 and last revised December 14, 2001 prepared by Michael B. Songy, Reg. No. 04609 of Chenevert Songy Rodi Soderberg, and attached to the act recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 106, Bundle 11299.
4. Oil, Gas and Mineral Lease by Eugene Sabatier, et al to J.W. Rettig, Jr., recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana on May 1, 1976 at Original 320, Bundle 9145. The surface rights have been released by Waiver of Surface Rights executed by J.P, Oil Company, Inc. dated December 20, 1999 and recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana on January 7, 2000 at Original 575, Bundle 11084.
5. Reciprocal Servitude Agreement and Agreement Imposing Restrictive Covenants dated December 17, 2001 between Mall of Louisiana Associates and Sadkin-Brewer No. 2 Limited Partnership, recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 110, Bundle 11299, as amended by that certain First Amendment to Reciprocal Servitude Agreement and Agreement Imposing Restrictive Covenants dated June 10, 2003, recorded with the Clerk and Recorder of Mortgages for East Baton Rouge in Original 305, Page 11488.
6. Future Frontage Road as shown on that certain Map Showing Boundary and Topographic Survey dated November 1, 1999, revised September 18, 2000 and last revised December 14, 2001 prepared by Michael B. Songy, Reg. No. 04609 of Chenevert Songy Rodi Soderberg, and attached to the act recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 106, Bundle 11299.
7. Ten foot (10') utility servitude as shown on that certain Map Showing Boundary and Topographic Survey dated November 1, 1999, revised September 18, 2000 and last revised December 14, 2001 prepared by Michael B. Songy, Reg, No. 04609 of Chenevert Songy Rodi Soderberg, and attached to the act recorded with the Clerk and

     Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 106, Bundle 11299.
8. Predial Servitude, two foot (2') wide located contiguous to the entire eastern boundary of the insured property, specifically for the purpose of a "Buffer Zone", having no improvements of any kind constructed on or in the Buffer Zone (including without limitation buildings, other structures, roadways, sidewalks, driveways, paving, asphalt, concrete and any other improvements), no right of access, ingress, egress and passage, created pursuant to the Cash Sale dated December 17, 2001 between Mall of Louisiana Associates and Sadkin-Brewer No. 2 Limited Partnership, recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 106, Bundle 11299.
9. Excavation Agreement dated December 17, 2001 between Mall of Louisiana Associates and Sadkin-Brewer No. 2 Limited Partnership, recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 111, Bundle 11299.
10. Notice of Contract by and between Sadkin-Breiwer No. 2 Limited Partnership, as Owner, and U.S. Builders, Inc. as Contractor, dared December 17, 2001 and recorded February 14, 2002 with the office of the Clerk of Court and Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 873, Bundle 11316.
11. Extract of Lease dated January 24, 2002 by Sadkin-Brewer No. 2 Limited Partnership as Landlord and Cost Plus, Inc. as Tenant, recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 598, Bundle 11313.
12. Donation, Dedication of Right(s) of Way and Agreement by and between Sadkin-Brewer No. 2 Limited Partnership and The City of Baton Rouge and Parish of East Baton Rouge, a Political Subdivision of the State of Louisiana.

                                    EXHIBIT E

KPMG LLP
Peat Marwick Plaza
303 E Wacker
Chicago, Illinois 60601

Ladies and Gentlemen:

We are writing you at your request to confirm our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of _________________ (the Property) for the year ended December 31, 2003 was made for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the cash basis of accounting. In connection with your audit we confirm, to the best of our knowledge and belief (which shall be defined as the current actual knowledge of David J. Brewer, President of the general partner of Sadkin-Brewer No. 2 Limited Partnership), the following representations made to you during your audit:

1.        We have made available to you:

          a.   All financial records and related data.

          b. All minutes of the meetings of stockholders, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

2.        There have been no:

          a. Instances of fraud involving any member of management or employees who have significant roles in internal control.

          b. Instances of fraud involving others that could have a material effect on the Historical Summary.

          c.   Other instances of fraud perpetrated on or within the Property.

          d. Communications from regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices that could have a material effect on the Historical Summary.

          e. Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Historical Summary or as a basis for recording a loss contingency.

KPMG LLP
Page 2

3.        There are no:

          a. Unasserted claims or assessments that our lawyer(s) has (have) advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards (SFAS) No. 5, Accounting for Contingencies.

          b. Material liabilities or gain or loss contingencies that are required to be accrued or disclosed by SFAS No. 5.

          c. Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

          d. Events that have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to or disclosure in the Historical Summary.

4. The Property has complied with all aspects of contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.

5. All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.

Further, we confirm that we are responsible for the fair presentation in the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003, in conformity with generally accepted accounting principles.


Sincerely,

                              EXHIBIT F TO CONTRACT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                  (Agreements)

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (hereinafter called this "ASSIGNMENT") is made and entered into effective as of the _____ day of __________, 200___, between ____________________(the "ASSIGNOR"), a
_______________, and __________ (the "ASSIGNEE"), a _____________.

                                   WITNESSETH:

     That the Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby GRANTS, TRANSFERS and ASSIGNS to the Assignee all of Assignor's right, title and interest in and to (i) only to the extent they have not been cancelled or terminated, are assignable without the consent of third parties, and relate solely to the Premises, any contracts, agreements, warranties, guaranties, indemnities and claims, licenses, permits or similar documents, telephone exchanges, trade names, marks and other identifying material, (ii) any and all plans, drawings, specifications, surveys, engineering reports, and other technical descriptions possessed by Assignor and relating solely to the Premises, (iii) without recourse or representation of any nature, any and all claims that Assignor may have against any third party for, among other things, any errors, omissions or defects in the construction or repair of the Premises and (iv) the Reciprocal Servitude Agreement and Agreement Imposing Restrictive Covenants dated December 7, 2001, and recorded with the Clerk and Recorder of Mortgages for East Baton Rouge Parish, Louisiana at Original 110, Bundle 11299 (as amended)(collectively the items described in (i) through (iv) above being herein called the "PROPERTY").

     TO HAVE AND TO HOLD the Property, together with all and singular the rights, titles, and interests thereto in anywise belonging, to Assignee, its successors and assigns forever, subject to the matters to which that certain Act of Cash Sale ("Cash Sale") of even date herewith from Assignor to Assignee conveying the property described on EXHIBIT A hereto is made subject as fully as if and for all purposes as if the Property were included and described in the Cash Sale.

     Assignor has executed this Assignment and GRANTED, TRANSFERRED and ASSIGNED the Property and Assignee has accepted this Assignment and purchased the Property AS IS AND WHEREVER LOCATED, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY OR BY ANY SAMPLE OR MODEL AND ANY WARRANTY AGAINST REDHIBITION, VICES AND DEFECTS.

     It is understood and agreed that, by Assignee's execution hereof, Assignee hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor or owner of the Premises under or with respect to the Property arising or accruing on or after the date hereof, and agrees to indemnify, defend and hold Assignor harmless from and against any claims, costs or liabilities in connection therewith arising or accruing on or after the date hereof. Assignee agrees to notify the tenants under the Leases of the sale of the Premises, that Assignee has purchased the Premises and is entitled to all rents accruing on or after the date hereof, and that Assignee has received and assumed responsibility for all Deposits held by Assignor prior to the date hereof.

     It is understood and agreed that, by Assignor's execution hereof, Assignor hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor or owner of the Premises under or with respect to the Property arising or accruing prior to the date hereof, and agrees to indemnify, defend and hold Assignee harmless from and against any claims, costs or liabilities in connection therewith arising or accruing prior to the date hereof.

     EXECUTED as of the date first above written.

                                        ASSIGNOR:


                                        --------------------------------------


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


                                        ASSIGNEE:


                                        --------------------------------------


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

Exhibit A - Description of the Land

THE STATE OF TEXAS  Section
                                   Section
COUNTY OF DALLAS    Section


     This instrument was acknowledged before me on ___________, 20__, by ________________, _______________________ of ___________________, a
__________________, on behalf of said ________.


                                                ----------------------------
                                                Notary Public in and for
                                                the State of TEXAS
                                                Printed Name:
                                                             ---------------

My commission expires:
                      -------------

THE STATE OF TEXAS  Section
                                   Section
COUNTY OF DALLAS    Section

     This instrument was acknowledged before me on __________, 20___, by _________________, ______________ of ____________, a ____________________, on
behalf of said ____________________.



                                                ----------------------------
                                                Notary Public in and for
                                                the State of TEXAS
                                                Printed Name:
                                                             ---------------
My commission expires:
                      -------------

                                    EXHIBIT A

                                 [INSERT LEGAL]

                              EXHIBIT G TO CONTRACT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                    (Leases)

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (hereinafter called this "ASSIGNMENT") is made and entered into effective as of the ______ day of __________, 200___, between ____________________ (the "ASSIGNOR"), a
____________________, and ______________ (the "ASSIGNEE"), a ______________.

                                   WITNESSETH:

     That the Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby GRANTS, TRANSFERS and ASSIGNS to the Assignee all of Assignor's right, title and interest in and to (i) any and all leases, franchises, licenses, occupancy agreements, or other agreements, including without limitation, those certain Leases as described in EXHIBIT B attached hereto and made a part hereof for all purposes (as amended, the "LEASES"), demising space in or otherwise relating to the improvements now existing on the property described on EXHIBIT A, attached hereto and made a part hereof (the "PREMISES"), and (ii) all security deposits ("DEPOSITS") held by Assignor under the Leases (collectively the items described in (i) through (ii) above being herein called the "PROPERTY").

     TO HAVE AND TO HOLD the Property, together with all and singular the rights, titles, and interests thereto in anywise belonging, to Assignee, its successors and assigns forever, subject to the matters to which that certain Act of Cash Sale ("Cash Sale") of even date herewith from Assignor to Assignee conveying the property described on EXHIBIT A hereto is made subject as fully as if and for all purposes as if the Property were included and described in the Cash Sale.

     Assignor has executed this Assignment and GRANTED, TRANSFERRED and ASSIGNED the Property and Assignee has accepted this Assignment and purchased the Property AS IS AND WHEREVER LOCATED, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY OR BY ANY SAMPLE OR MODEL AND ANY WARRANTY AGAINST REDHIBITION, VICES AND DEFECTS.

     It is understood and agreed that, by Assignee's execution hereof, Assignee hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor or owner of the Premises under or with respect to the Property arising or accruing on or after the date hereof, and agrees to indemnify, defend and hold Assignor harmless from and against any claims, costs or liabilities in connection therewith arising or accruing on or after the date hereof. Assignee agrees to notify the tenants under the Leases of the sale of the Premises, that Assignee has purchased the Premises and is entitled to all rents accruing on or after the date hereof, and that Assignee has received and assumed responsibility for all Deposits held by Assignor prior to the date hereof.

     It is understood and agreed that, by Assignor's execution hereof, Assignor hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor or owner of the Premises under or with respect to the Property arising or accruing prior to the date hereof, and agrees to indemnify, defend and hold Assignee harmless from and against any claims, costs or liabilities in connection therewith arising or accruing prior to the date hereof.

     EXECUTED as of the date first above written.

                                        ASSIGNOR:


                                        --------------------------------------


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


                                        ASSIGNEE:


                                        --------------------------------------


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

Exhibit A - Description of the Land

THE STATE OF TEXAS Section
                                   Section
COUNTY OF DALLAS   Section


     This instrument was acknowledged before me on ______________, 20___, by ______________, ______________ of ______________, a _________________, on behalf of said ________.



                                                ---------------------------
                                                Notary Public in and for
                                                the State of TEXAS
                                                Printed Name:
                                                             -------------
My commission expires:
                      -------------

THE STATE OF TEXAS  Section
                                   Section
COUNTY OF DALLAS    Section

     This instrument was acknowledged before me on ______________, 20___, by ___________________, ____________________ of ____________________, a
__________________, on behalf of said ______________.


                                                ---------------------------
                                                Notary Public in and for
                                                the State of TEXAS
                                                Printed Name:
                                                             -------------
My commission expires:
                      -------------

                                    EXHIBIT A

                                 [INSERT LEGAL]

                                   SCHEDULE I

                             DUE DILIGENCE CHECKLIST

--------------------------------------------------------------------------------
                              I. NAME OF PROPERTY:                   Comments

================================================================================
                          II. A. FINANCIAL INFORMATION

     1.   Copy of leases and any guarantees                       ______________

     2.   Current Rent Roll                                       ______________

     3.   Standard Lease Form                                     ______________

     4.   Latest leasing status report

     5.   Summary of recent lease transactions including rate and
          tenant improvement allowances                           ______________

     6.   List of current tenants, if any, on percentage rent
          only or percentage rent in lieu basis                   ______________

     7.   List of specialty license agreements                    ______________

     8.   Pro forma budget and year to date statement.            ______________

     9.   Prior year's general ledger statement + Year-to-date
          statement                                               ______________

     10.  Last year's bills for:
          a.   Real estate taxes                                  ______________
          b.   Insurance
               1)   Liability                                     ______________
               2)   Property                                      ______________
          c.   Reconciliations for CAM/taxes/insurance            ______________
          d.   Statement of current monthly amounts paid by
               tenants for CAM/tax/insurance plus a year-to-date
               balance of amounts paid by each tenant             ______________

     11.  Information related to any recent CAM or TAX Audits,
          including copies of reports                             ______________

     12.  Leakage report of reimbursable expenses by tenant.      ______________

     13.  Base rent collected since August, 2002.                 ______________

     14.  Physical occupancy since August, 2002.                  ______________

     15.  Receivables status/aging report                         ______________

     16.  Tenant sales reports for last three years               ______________

     17.  Tenant financial statements                             ______________

     18.  Lease expirations - next three years                    ______________

          a.   Status of expirations, with kick-outs, with
               respect to renewal                                 ______________

--------------------------------------------------------------------------------
                              I. NAME OF PROPERTY:                   Comments

================================================================================
               possibilities                                      ______________

B.   EXPENSE INFORMATION                                          ______________

     1.   Twelve months of consecutive utility bills              ______________
          a.   Water

          b.   Gas

          c.   Electric

          d.   Telephone and dedicated lines, if any              ______________

     2.   Copies of all service agreements, contracts or any
          leases that encumber the property, if any               ______________
          a.   Fire/burglar alarm                                 ______________
          b.   Antenna cable/satellite dish                       ______________
          c.   Cleaning

          d.   Exterminating                                      ______________
          e.   Landscaping                                        ______________
          f.   Scavenger                                          ______________
          g.   Security service                                   ______________
          h.   Snow removal                                       ______________
          i.   Towing                                             ______________
          j.   Union contracts                                    ______________
          k.   Elevator                                           ______________
          l.   Uniform rental                                     ______________
          m.   Water softeners                                    ______________
          n.   Leasing                                            ______________
          o.   Management                                         ______________
          p.   Advertising                                        ______________
          q.   Tax reduction legal fees                           ______________
          r.   Any other service contracts or leases not
               cancelable in 90 days                              ______________

     3.   Capital Improvements                                    ______________
          a.   Capital improvements over the last 36 months,
               if any                                             ______________
          b.   Five-year capital expenditure forecast             ______________
          c.   Assignable warranties

C.   ENVIRONMENTAL REPORTS                                        ______________

     1.   Phase I                                                 ______________

     2.   Other, if any                                           ______________


                                                                  ______________
                                                                  ______________

--------------------------------------------------------------------------------
                              I. NAME OF PROPERTY:                   Comments

================================================================================
D.     MISCELLANEOUS                                              ______________

     1.   Code violations, if any
          a.   Current and outstanding                            ______________

          b.   Last 24 months, with compliance                    ______________

          c.   Contact municipalities as to other problems

     2. Easement/encumbrances: restrictive easement agreements/operating easement agreements

     3.   Warranties

     4.   Current tenant contact list                             ______________

     5.   Certificates of insurance from tenants                  ______________

     6.   Current insurance policies (building and common area)   ______________
          a.   Property                                           ______________

          b.   Liability                                          ______________

          c.   Umbrella                                           ______________

     7.   Marketing/leasing brochures                             ______________

     8.   Survey

     9.   Site plan                                               ______________

     10.  Building photographs and aerials                        ______________

     11.  Certificates of Occupancy                               ______________

     12.  Building Plans and Specifications                       ______________

                                                                  ______________

                                                                  ______________

                                                                  ______________

                                                                  ______________

                                                                  ______________

                                                                  ______________

                                                                  ______________

                                                                  ______________